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                                  EXHIBIT 11.1

                     PATTERSON ENERGY, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                                 THREE MONTHS ENDED MARCH 31,
                                                                          -------------------------------------------
                                                                                1997                     1998
                                                                          ------------------       ------------------
                                                                            (in thousands, except per share data)
BASIC

Net income ...............................................                 $     1,640              $     4,533

Shares:
   Weighted average number of common shares outstanding...                      25,585                   31,566
                                                                           ===========              ===========

Net income per share:
   Basic..................................................                 $      0.06              $      0.14
                                                                           ===========              ===========


DILUTED

Net income................................................                 $     1,640              $     4,533

Shares:
   Weighted average number of common shares outstanding...                      25,585                   31,566

   Dilutive effect of outstanding options and
     redeemable warrants (as determined by the
     application of the treasury stock method)............                         830                      269
                                                                           -----------              -----------

   Weighted average number of common shares outstanding,
   as adjusted............................................                      26,415                   31,835
                                                                           ===========              ===========
Net income per share:
   Diluted................................................                 $      0.06              $      0.14
                                                                           ===========              ===========
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